UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2024

Presidio Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34049	33-0841255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 471-8536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Series A Common Stock Purchase Warrants to Purchase Shares of Common Stock	SQFTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 11, 2024, Presidio Property Trust, Inc., a Maryland corporation (“Presidio”), sent a letter to Zuma Capital Management, LLC (“Zuma”) with respect to the purported notice of nominations submitted to Presidio by Zuma on December 19, 2023, as purported to be supplemented on January 4, 2024, January 25, 2024, February 23, 2024, and March 15, 2024 (collectively, the “Zuma Purported Notice of Nominations”). In its letter, Presidio informed Zuma that Presidio’s Board of Directors (the “Presidio Board”), at its meeting held on April 10, 2024, had determined, in consultation with its legal advisors, that Zuma had failed to comply with Presidio’s Second Amended and Restated Bylaws (the “Presidio Bylaws”) in connection with the submission of the Zuma Purported Notice of Nominations and, accordingly, (i) the Zuma Purported Notice of Nominations is non-compliant and was rejected, and (ii) pursuant to the Presidio Bylaws, none of Zuma’s purported nominees are eligible for election at Presidio’s 2024 Annual Meeting of Stockholders (including any and all adjournments, postponements, continuations, and reschedulings thereof, the “2024 Annual Meeting”), and any attempt by Zuma at the 2024 Annual Meeting to nominate individuals for election to the Presidio Board would be disregarded.

Important Additional Information And Where To Find It

Presidio intends to file a proxy statement and an accompanying BLUE proxy card with the SEC in connection with the solicitation of proxies from Presidio’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED BY PRESIDIO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying BLUE proxy card, and other documents filed by Presidio with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Presidio’s corporate website at www.presidiopt.com, by writing to Presidio’s Secretary at Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123, or by contacting Presidio at (760) 471-8536.

Certain Participant Information

Presidio, members of the Presidio Board, and certain of its executive officers are “participants” in the solicitation of proxies from Presidio’s stockholders in connection with the 2024 Annual Meeting. The following directors and executive officers of Presidio beneficially hold the amount of shares of Presidio’s common stock indicated adjacent to his or her name: (i) Presidio directors: Jack K. Heilbron (1,21,897 shares), Steve Hightower (110,867), Jennifer Barnes (106,867 shares), David T. Bruen (120,868 shares), James R. Durfey (143,925 shares), and Tracie Hager (43,321 shares); and (ii) Presidio officers who are not also directors of Presidio: Ed Bentzen (270,809 shares). The business address for each of the foregoing persons is c/o Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. Additional information regarding Presidio’s directors, executive officers, and other participants in the solicitation of proxies from Presidio’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting, and their direct or indirect interests, through security holdings or otherwise, will be set forth in Presidio’s proxy statement for its 2024 Annual Meeting, including the schedules and appendices thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

	By:	/s/ Ed Bentzen
	Name:	Ed Bentzen
	Title:	Chief Financial Officer

Dated: April 11, 2024